                                                    EXHIBIT  2.2


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG:

                               HOME DIRECTOR, INC.
                             A DELAWARE CORPORATION

                              DI ACQUISITION, INC.
                             A DELAWARE CORPORATION

                             DIGITAL INTERIORS, INC.
                            A CALIFORNIA CORPORATION

                                       AND

                                DONALD B. WITMER
                             AS STOCKHOLDERS' AGENT

                          DATED AS OF OCTOBER 24, 2000

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

          THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("AGREEMENT") is made and entered into as of October 24, 2000, by and among: HOME DIRECTOR, INC. a Delaware corporation ("PARENT"); DI ACQUISITION, INC., a Delaware corporation ("MERGER SUB"); DIGITAL INTERIORS, INC. a California corporation (together with all predecessor Entities (as defined below) and predecessor individuals, the "COMPANY"); and DONALD B. WITMER AS STOCKHOLDERS' AGENT (as defined below). Certain other capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement, the Delaware General Corporation Law and the California Corporations Code (the "MERGER"). Upon the consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.
B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

C. This Agreement and the Merger have been approved by the respective boards of directors of Parent, Merger Sub and the Company.

D. Within 5 days after the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, each of the KEY STOCKHOLDERS (as defined in EXHIBIT A) shall enter into a Voting Agreement and Irrevocable Proxy substantially in the form attached hereto as EXHIBIT B.

                                    AGREEMENT

     The  parties  to  this  Agreement  agree  as  follows:

1.     DESCRIPTION  OF  TRANSACTION

     1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General
Corporation Law (the "DGCL") and the California Corporations Code (the "CALIFORNIA CODE").

1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Gray, Cary, Ware & Freidenrich, LLP, 400 Hamilton Avenue, Palo Alto, California 94301 at 10:00 a.m. on the first business day after the stockholders of the Company approve the Merger. The date on which the Closing actually takes place is referred to in this Agreement as the "CLOSING DATE." Contemporaneously with the Closing, properly executed Certificates of Merger conforming to the requirements of the DGCL and the California Code shall be filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California. The Merger shall become effective at the time such Certificates of Merger are filed with and accepted by the Secretary of State of the State of Delaware and the Secretary of State of the State of California (the "EFFECTIVE TIME").

1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

(A) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;

(B) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

(C) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on EXHIBIT C.

     1.5 INDEBTEDNESS. At the Closing, Parent shall pay the indebtedness of the Company listed on Exhibit D.

     1.6     CONVERSION  OF  SHARES.

     (A) Subject to Section 1.9(c), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company each share of the Company Stock (as defined below) outstanding immediately prior to the Effective Time shall be converted into the right to receive shares of the Common Stock (par value $0.001 per share) of Parent ("Parent Common Stock") valued at $1 per share; provided that, the number of shares of Parent Common Stock issued under Section 1.6(a), when added to the shares of Parent Common Stock issuable to: (x) the holders of Company Options (as defined below) pursuant to Section 1.7; (y) the holders of the Company Warrants (as defined below) pursuant to Section 3.9; and (z) the holders of the Company Promissory Notes (as defined below) pursuant to Section 3.9; shall equal 14,000,000 shares, less on a dollar for dollar basis: (i) the amount of the indebtedness listed on EXHIBIT D; (ii) the outstanding principal amount and accrued interest as of the Effective Time of the Promissory Note, dated September 14, 2000, made and delivered by the Company to Parent in the original principal amount of $500,000; (iii) the outstanding principal amount and accrued interest as of the Effective Time of any additional working capital loans made by Parent or any other individual or Entity to the Company prior to the Closing; (iv) the amount of any payments made with respect to Dissenting Shares pursuant to section 1.11; (v) the amount of legal fees and expenses owed by the Company to Gray, Cary, Ware & Friedenrich, LLP through the Closing; and
(vii) the amount of any payments, fees or expenses (including legal fees and expenses) made or owed by the Company with respect to Druml Litigation (as defined below); as follows:

     (I) the holders of shares of the Series A Preferred Stock (no par value per share) of the Company (the "COMPANY SERIES A STOCK") outstanding immediately prior to the Effective Time, pari pasu with the holders of the Company Series B Stock (as defined below) and the Company Series C Stock (as defined below), shall be converted into the right to receive a pro rata portion of the shares of Parent Common Stock that are issuable at the Closing pursuant to the first paragraph of this Section 1.6(a) based upon a liquidation preference of $1.00 per share and shall participate in the distribution of shares of Parent Common Stock to the holders of Company Common Stock (as defined below) pursuant to
Section  1.6(a)(iv);

(II) the holders of shares of the Series B Preferred Stock (no par value per share) of the Company (the "COMPANY SERIES B STOCK") outstanding immediately prior to the Effective Time, pari pasu with the holders of the Company Series A Stock and the Company Series C Stock, shall be converted into the right to receive a pro-rata portion of the shares of Parent Common Stock that are issuable at the Closing pursuant to the first paragraph of this Section 1.6(a) based upon a liquidation preference of $1.00 per share and shall participate in the distribution of shares of Parent Common Stock to the holders of Company Common Stock (as defined below) pursuant to Section 1 .6(a)(iv);

(III) the holders of shares of the Series C Preferred Stock (no par value per share) of the Company (the "COMPANY SERIES C STOCK") outstanding immediately prior to the Effective Time, pari pasu with the holders of the Company Series A Stock and the Company Series C Stock, shall be converted into the right to receive a pro-rata portion of the shares of Parent Common Stock that are issuable at the Closing pursuant to the first paragraph of this Section 1.6(a) based upon a liquidation preference of $2.00 per share and shall participate in the distribution of shares of Parent Common Stock to the holders of Company Common Stock pursuant to Section 1 .6(a)(iv);

(IV) after the distributions of shares of Parent Common Stock to the holders of Company Series A Stock, Company Series B Stock, and Company Series C Stock pursuant to Sections l.6(a)(i), l.6(a)(ii), and 1.6(a)(iii), the holders of shares of the Common Stock (no par value per share) of the Company (the "COMPANY COMMON STOCK") outstanding immediately prior to the Effective Time, along with (on a pari pasu basis) the holders of the Company Series A Stock, the Company Series B Stock, and the Company Series C Stock, shall be converted into the right to receive a pro rata portion of the remaining shares of Parent Common Stock that are issuable at the Closing pursuant to the first paragraph of this
Section  1.6  (a);

(V) each share of the Common Stock (par value $0.00 1 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation; and

(VI) all calculations under this Section 1.6(a) shall be rounded up or down, as the case may be, to the nearest whole share of Company Common Stock.

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
     (B) If Parent at any time or from time to time between the date of this Agreement and the Effective Time declares or pays any dividend on Parent Common Stock payable in Parent Common Stock or in any right to acquire Parent Common Stock, or effects a subdivision of the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock (by stock dividends, combinations, splits, recapitalizations and the like), or in the event the outstanding shares of Parent Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Parent Common Stock, then the number of shares of Parent Common Stock issuable pursuant to Sections 16(a)(i), 1.6(a)(ii), 1.6(a)(iii), and 1.6(a)(iv) shall be appropriately adjusted.

(C) If any shares of Company Common Stock, Company Series A Stock, Company Series B Stock, or Company Series C Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company as listed on Part 2.10 of the Company Disclosure Schedule, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock, Company Series A Stock, Company Series B Stock, or Company Series C Stock will also be unvested and/or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

(D) A portion of the shares of Parent Common Stock issued in the Merger shall be delivered into escrow and held as specified in Section 1.9 hereof.

     1.7 EMPLOYEE STOCK OPTIONS. Prior to the Effective Time, the Company shall permit the exercise of vested Company Options (as defined below) by either the payment of the exercise price in cash or through a cashless net exercise, and in no event shall the Company permit the exercise of vested Company Options by a promissory note. At the Effective Time, each stock option that is then outstanding under the Company's 1998 Stock Option Plan, whether vested or unvested (a "COMPANY OPTION"), shall be converted into an option to purchase shares of Parent Common Stock. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into stock options with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Option may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such converted Company Option shall be equal to the number of shares of Parent Stock that the holder of such Company Option would have received pursuant to Section 1.6(a)(i) hereof if such Company Option had been fully vested and exercised immediately prior to the Effective Time, rounded up or down, as the case may be, to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such converted Company Option shall be $1 per share, (d) each converted Company Option designated an "incentive stock option" as defined in Section 422 of the Code ("ISO") immediately prior to the Effective Time shall remain an ISO,
(e) each converted Company Option shall be subject to the terms and conditions of, and the restrictions on transfer set forth in, Parent's 1999 Stock Incentive Plan, and (f) all restrictions on the exercise of each such converted Company Option as set forth in each option holder's employment agreement or stock option agreement or pursuant to the Company's 1998 Stock Option Plan, shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such converted Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company's 1998 Stock Option Plan and otherwise) to effectuate the provisions of this Section 1.7. Each holder of a Company Option will receive credit for time served as an employee of the Company for the purposes of the vesting schedule of such Company Option converted by the Parent. Following the Closing, Parent will send to each holder of a converted Company Option a written notice setting forth (i) the number of shares of Parent Common Stock issuable upon exercise of such converted Company Option and (ii) the exercise price per share of Parent Common Stock issuable upon the exercise of such converted Company Option.

1.8 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's Stock (as defined below) that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such Company Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's Stock (a "COMPANY STOCK CERTIFICATE") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.9.

     1.9     EXCHANGE  OF  CERTIFICATES;  ESCROW  SHARES.

     (A) (I) American Stock and Transfer & Trust Co. shall act as exchange agent in the Merger (the "EXCHANGE AGENT"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1. The shares of Parent Common Stock so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "EXCHANGE FUND."

     (II) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the Merger Stockholders (x) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock
Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (y) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent,
(1) the Merger Stockholder holding such Company Stock Certificate shall be entitled to receive in exchange therefore a certificate representing 70% of the number of whole shares of Parent Common Stock that such Merger Stockholder has the right to receive pursuant to the provisions of Section 1.6, and (2) the Company Stock Certificate so surrendered shall be canceled. The Exchange Agent

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
shall thereupon also deliver to the escrow agent under the Escrow Agreement in the form of EXHIBIT E hereto (the "ESCROW AGREEMENT") a certificate representing 30% of the number of whole shares of Parent Common Stock that such Merger Stockholder has the right to receive pursuant to the provisions of Section 1.6. Until surrendered as contemplated by this Section 1.9, each Company Stock
Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock as contemplated by
Section 1. II any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

     (B) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.9 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

(C) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued.

(D) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.9 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

(E) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation is required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(F) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

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
     1.10 EARN OUT. In addition to the shares of Parent Common Stock that are issuable to the Merger Stockholders pursuant to Section 1.6, the Parent shall issue to the Merger Stockholders additional shares of Parent Common Stock having an aggregate Fair Market Value (as defined below) not to exceed $15,000,000, in accordance with the following provisions:

     (A)     If  the  Gross  Revenue  (as  defined  below)  of  the  Surviving
Corporation is equal to at least 50% of the Gross Revenue Milestones set forth on the table below for the applicable Measurement Period set forth on the table below, then the Parent shall issue to the Merger Stockholders, in accordance with each Merger Stockholder's Pro-Rata Allocation (as defined below), such number of shares of Parent Common Stock having an aggregate Fair Market Value, that is equal to such percentage (which may be greater than 100%) of the applicable Gross Revenue Milestones times the Earn Out Value associated with such Measurement Period as set forth on the table below; provided that: (i) if the Gross Revenue of the Surviving Corporation is less than 50% of the Gross Revenue Milestone for a Measurement Period, the Earn Out Value as set forth on the table below for such Measurement Period is not carried forward or added to the Earn Out Value for any subsequent Measurement Period; (ii) if the foregoing calculation results in the issuance of shares of Parent Common Stock having a Fair Market Value greater than the Earn Out Value for such Measurement Period, then the difference will reduce the Earn Out Value for the last Measurement Period set forth on the table below; and (iii) the aggregate Fair Market Value of the shares of Parent Common Stock issued pursuant to this Section 1.10 shall not exceed 000.




                         GROSS
MEASUREMENT PERIOD  REVENUE MILESTONE   EARNOUT VALUE
------------------  ------------------  --------------
10/1/00 - 12/31/00  $        2,700,000  $    1,600,000
1/1/01 - 12/31/01.  $       50,000,000  $    6,700,000
1/1/02 - 12/31/02.  $      164,000,000  $    6,700,000



     (B)     The  gross  revenue  of  the  Surviving  Corporation  (the  "Gross
Revenue") shall be all revenue derived by the Surviving Corporation from installation services, product sales, consulting services, program/project management and reoccurring revenue that are undertaken separately by the Surviving Corporation or managed by the Surviving Corporation on behalf of Parent that is collected with 120 days of the Applicable Measurement Period as set forth on the table above. Notwithstanding the foregoing, if a Company contract provides for payment upon the achievement of certain performance milestones, then revenue receivable pursuant to such contract shall be included in Gross Revenue as such revenue is recognized in accordance with generally accepted accounting principles, less appropriate reserves for doubtful accounts and without regard to the 120 day collection requirement of the first sentence of this Section 1.10(b). All books, records, accounts and financial statements of the Surviving Corporation shall be maintained and prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Gross Revenue of the Surviving Corporation shall be audited annually by Ernst &Young, LLP ("E&Y") and such audit shall be completed within 120 days of the end of each Measurement Period as set forth on the table above. On or before each of December 1, 2000 and December 1, 2001, the Surviving Corporation shall submit to Parent a Business Plan (including a plan for capital expenditures) for the

Surviving Corporation for the subsequent fiscal year. On or before December 31, 2000 and December 31, 2001, as the case may be, the Board of Directors of Parent shall approve each such Business Plan with such changes as the Board of Directors of Parent may determine within its sole discretion taking into account the overall strategic business plan of Parent.

(C) Within 130 days after each Measurement Period as set forth on the table above, Parent shall cause E&Y to deliver to Parent its calculation of the Gross Revenue of the Surviving Corporation for such Measurement Period. Within 150 days after each Measurement Period, the Parent shall deliver to Stockholders' Agent a statement (the "EARN-OUT STATEMENT") of: (i) E&Y's calculation of the Gross Revenue of the Surviving Corporation for such Measurement Period; (ii) the then current Fair Market Value of the Parent Common Stock; and (iii) the number of additional shares of Parent Common Stock, if any, that are issuable to the Merger Stockholders.

     If the Merger Stockholders dispute the Earn-Out Statement, the Stockholders' Agent shall notify Parent in writing (the "NOTICE OF DISPUTE") not more than 30 days after the date that the Stockholders' Agent received the Earn-Out Statement, specifying in reasonable detail the points of dispute. If the Stockholders' Agent fails to deliver a Notice of Dispute to Parent within such 30-day period, the Stockholders' Agent shall be deemed to have accepted the Earn-Out Statement. Upon receipt of the Notice of Dispute, Parent shall promptly consult with the Stockholders' Agent with respect to such points of disagreement in an effort to resolve the dispute. If any such dispute cannot be resolved by Parent and the Stockholders' Agent within 10 days after Parent receives the Notice of Dispute, they shall refer the dispute to a mutually acceptable "Big 5" accounting firm (the "ACCOUNTANT") as an arbitrator to finally determine, as soon as practicable, and in any event within 30 days after such reference, all points of disagreement regarding the Earn-Out Statement. If Parent and the Stockholders' Agent are unable to agree on a firm to serve as the Accountant, a firm (other than E&Y) shall be selected by lot from the "Big 5" accounting firms. For purposes of such arbitration, the Stockholders' Agent shall submit proposed changes to the Earn-Out Statement to the Accountant. The Accountant shall conduct the arbitration under such procedures as the parties may agree or, failing such agreement, under the rules of the Judicial Arbitration & Mediation Services, Inc. ("JAMS"). The fees and expenses of the arbitration and of the Accountant incurred in connection with the arbitration of the Earn-Out Statement shall be allocated between Parent and the Merger Stockholders by the Accountant in proportion to the extent that either of them did not prevail on items in dispute on the Earn-Out Statement; provided, that such fees and expenses will not include, so long as a party complies with the procedures of this Section, the other party's outside counsel and accounting fees. All determinations by the Accountant shall be final, conclusive, and binding with respect to the Earn-Out Statement and the allocation of arbitration fees and expenses.

     (D) Upon the consummation of an Acquisition Transaction with respect to Parent or an underwritten initial public offering of shares of the Parent Common Stock pursuant to the Securities Act, the Parent shall issue to the Merger Stockholders such number of shares of Common Stock as is equal to the remaining Revenue Milestones divided by the per share value paid for the shares of parent Common Stock in such Acquisition Transaction or the price per share at which the shares of Parent Common Stock were issued in such initial public offering, as the case may be.

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
(E) Promptly after each final determination that additional shares of Parent Common Stock are issuable to the Merger Stockholders pursuant to this Section 1.10, Parent shall deposit with the Exchange Agent certificates representing such shares of Parent Common Stock. The Exchange Agent shall distribute such shares of Parent Common Stock to the Merger Stockholders in accordance with the written instructions of the Stockholders Agent.

     1.11 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, any shares ("DISSENTING SHARES") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands payment of the fair value of such Dissenting Shares pursuant to, and who complies in all respects with, Section 1300 et. seq. of the California Code ("Section 1300") shall not be converted into or be exchangeable for the right to receive Parent Common Stock in accordance with Section 1.6, but rather the holders of Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with Section 1300; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of the fair value of such holder's Dissenting Shares under Section 1300, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive Parent Common Stock in accordance with Section 1.6. The Company shall give prompt notice to Parent and Merger Sub of any demands received by the Company for payment of fair value of any shares of Company Common Stock (including a copy of each demand), and Parent and Merger Sub shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands or agree to do any of the foregoing. From and after the Effective Time, Parent shall be responsible for all payments with respect to Dissenting Shares, including without limitation, all expense associated with negotiations and proceedings with respect to demands for appraisal required under Delaware General Corporation Law.

1.12 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.13 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

2.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

     The Company represents and warrants, to and for the benefit of the Indemnitees, subject to such exceptions as are specifically disclosed in the Company Disclosure Schedule (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent (the "Company Disclosure Schedule") and dated the date hereof, that on the date hereof and as of the Effective Time as though made at the Effective Time as follows (provided, that the representations and warranties made as of a specified date will be true and correct as of such date):

     2.1     DUE  ORGANIZATION;  SUBSIDIARIES;  ETC.

     (A) The Company has been duly organized, and is validly existing and in good standing under the laws of the State of California, has full power (corporate and other) and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Material Contracts (as defined below) by which it is bound.

     (B)     Except  as  set  forth  in Part 2.1(b)(i) of the Company Disclosure
Schedule, the Company has not conducted, and is not conducting, any business under or otherwise used, or is otherwise using, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name. Part 2.1(b)(ii) of the Company Disclosure Schedule lists all predecessor Entities and predecessor individuals of the Company.

     (C) The Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the property owned, leased or operated by it or the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on the Company. The Company is in possession of and operating in compliance with all Governmental Authorizations that are material to the conduct of its business, all of which are valid and in full force and effect.

     (D) Part 2.1(d) of the Company Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and
(iii)  the  names  and  titles  of  the  Company's  officers.

     (E) The Company has no subsidiaries (as defined below). The Company has no equity or other interest in any Entity. As used in this Agreement, the word "SUBSIDIARY" means any Entity of which the Company directly or indirectly owns 50% or more of the equity or that the Company directly or indirectly controls. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Except as set forth in Part 2.1(e) of the Company Disclosure Schedule, the Company has not guaranteed and is not responsible or liable for any obligation of any Entity.

     2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. Except as set forth on Part 2.2(a) of the Company Disclosure Schedule, the Company has delivered to Parent accurate and complete copies of: (1) its Articles of Incorporation and Bylaws, including all amendments thereto (the "INCORPORATION DOCUMENTS"); (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders, the board of directors and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the stockholders, board of directors, or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has been no violation of any of the provisions of the Incorporation Documents of the Company, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's stockholders, board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are complete and have been maintained in accordance with prudent business practices.

     2.3     CAPITALIZATION,  ETC.

     (A) The authorized capital stock of the Company consists of 33,000,000 shares of Common Stock (no par value per share), of which 12,861,496 shares have been issued and are outstanding as of the date of this Agreement, 1,142,295 shares of Series A Preferred Stock (no par value per share), of which 767,295 shares have been issued and are outstanding as of the date of this Agreement, 912,500 shares of Series B Preferred Stock (no par value per share), of which 855,000 shares have been issued and are outstanding as of the date of this Agreement and 10,025,000 shares of Series C Preferred Stock (no par value per share), of which 1,373,750 shares have been issued and are outstanding as of the date of this Agreement (the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be collectively referred to herein as the "COMPANY PREFERRED STOCK" and, together with the Company Common Stock, shall be referred to as the "COMPANY STOCK"). Each outstanding share of Company Preferred Stock is convertible into one share of Company Common Stock. All of the outstanding shares of Company Stock have been duly authorized and validly issued, and are fully paid and non-assessable. As of the date of this Agreement, the outstanding shares of Company Stock are held by the Persons, with the addresses of record and in the amounts set forth in Part 2.3(a) of the Company Disclosure Schedule. Part 2.3(a) of the Company Disclosure Schedule also provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

     (B) The Company has reserved 6,137,499 shares of Company Common Stock for issuance under its 1998 Stock Option Plan, of which options to purchase 3,239,894 shares are outstanding as of the date of this Agreement. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an ISO.

     (C) Part 2.3(c)(i) of the Company Disclosure Schedule accurately sets forth, with respect to each convertible debenture issued to any Person: (A) the name of the holder of such convertible debenture; (B) the total number of shares of Company Stock that are subject to such convertible debenture; (C) the number of shares of Company Stock with respect to which such convertible debenture is immediately exercisable and (D) the term of such convertible debenture.

     (II) Part 2.3(c)(ii) of the Company Disclosure Schedule accurately sets forth, with respect to each warrant issued to any Person: (A) the name of the holder of such warrant; (B) the total number of shares of Company Stock that are subject to such warrant; (C) the number of shares of Company Stock with respect to which such warrant is immediately exercisable; and (D) the term of such warrant.

     (D) Except as set forth in Parts 2.3(b), 2.3(c), and 2.3(d) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) except for the Company Preferred Stock, outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

     (E) All outstanding shares of Company Stock and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

       (I) Except as set forth in Part 2.3(f) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All such repurchases, redemptions, and requisitions of shares of capital stock or other securities of the Company have been in compliance with all Legal Requirements.

     2.4     FINANCIAL  STATEMENTS.

     (A) Except as set forth in Part 2.4(a) of the Company Disclosure Schedule, the Company has delivered to Parent the following financial statements and notes (collectively, the "COMPANY FINANCIAL STATEMENTS"):

     (I) the unaudited combined balance sheets of the Company as of June 30, 1998, June 30, 1999, and June 30, 2000, and the related unaudited combined statement of income, combined statement of shareholders' equity and combined statement of cash flows for the three (3) years ended June 30, 2000, together with the notes thereto; and

     (II) the unaudited balance sheet of the Company, as of August 31, 2000 (the "UNAUDITED INTERIM BALANCE SHEET"), and the related unaudited income statement of the Company for the 2 months then ended.

     (B)     Except  as  disclosed  in  Part 2.4(b)(i) of the Company Disclosure
Schedule, the Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. Except as set forth in Part 2.4(b)(ii) of the Company Disclosure Schedule, the Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

     (C) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company.

     2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since June 30, 2000:

     (A) there has not been any material adverse change in the Company's business, condition (financial or otherwise), assets, liabilities, operations, financial performance or overall prospects, and no event has occurred that could reasonably be expected to, have a Material Adverse Effect on the Company

     (B) there has not been any material loss, damage or destruction to, or any material interruption in the use of, the Company's material assets (whether or not covered by insurance);

     (C) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock, and have not repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

     (D) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

     (E) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 1998 Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

     (F) there has been no amendment to any of the Company's Incorporation Documents, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (G) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

     (H)     the  Company  has  not  made  any  capital  expenditure;

     (I) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

     (J) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

     (K) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $10,000 with respect to a single matter, or in excess of $75,000 in the aggregate;

     (L) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

     (M) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

     (N) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) other than in the ordinary course of business and consistent with past practices, hired any new employee, or (iv) received any notice of any resignation of any employee or received any indication that any employee intends to resign;

     (O) the Company has not changed any of its methods of accounting or material accounting practices in any respect;

     (P)     the  Company  has  not  made  any  Tax  election;

     (Q)     the Company has not commenced  or  settled  any  Legal  Proceeding;

     (R) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

     (S) the Company has not agreed or legally committed to take any of the actions referred to in clauses "(c)" through "(r)" above".

     2.6     TITLE  TO  ASSETS.

     (A) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all tangible and intangible assets reflected on the Unaudited Interim Balance Sheet; (ii) all intangible assets referred to in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure

Schedule  and all of the Company's rights under the Contracts identified in Part
2.10 of the Company Disclosure Schedule; and (iii) all other tangible and intangible assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Company Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for any lien for current taxes not yet due and payable.

     (B) Part 2.6(b) of the Company Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company for which the annual rental payment for each such asset exceeds $25,000.

     2.7     BANK  ACCOUNTS;  RECEIVABLES.

     (A) Part 2.7(a) of the Company Disclosure Schedule describes each account maintained by or for the benefit of the Company at any bank or other financial institution.

     (B) Part 2.7(b) of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of September 30, 2000. Other than as described in Part 2.7(b) of the Company Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since August 31, 2000 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $100,000 in the aggregate).

     2.8     EQUIPMENT;  LEASEHOLD.

     (A) All material items of equipment and other tangible assets owned by or leased to the Company are reasonably adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted).

     (B) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property leases identified in Part 2.10 of the Company Disclosure Schedule.

     2.9     PROPRIETARY  ASSETS.

     (A) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Other than unregistered trademarks, trade names and service marks (collectively, the "UNREGISTERED TRADEMARKS"), Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Company Proprietary

Assets owned by the Company. Part 2.9(a)(ii) of the Company Disclosure Schedule also discloses all Unregistered Trademarks that have been and are currently being used by the Company in the ordinary course of business. The Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement or unlawful use of any Unregistered Trademark and the Company is entitled to use and will continue to use such Unregistered Trademarks on and after the Closing. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $5,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Other than the Unregistered Trademarks identified in
Part 2.9(a)(ii) of the Company Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule owned by it, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule not owned by it. Except as set forth in Part 2.9(a)(iv), the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

     (B) Except as to the absence of registrations referenced in Part 2.9(a)(ii) of the Company Disclosure Schedule, the Company has taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. The Company has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets that are trade secrets (the "TRADE SECRETS") and otherwise to maintain and protect the value of all Trade Secrets. Except as set forth in Part 2.9(b) of the Company Disclosure Schedule, the Company has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

     (C) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or, except as set forth in Part 2.9(c) of the Company Disclosure Schedule, received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best knowledge of the Company, except as set forth in Part 2.9(c) of the Company Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

     (D) Each Company Proprietary Asset conforms in all material respects with any enforceable specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company, there is no basis for any such claim.

     (E) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business is being conducted. Except as set forth in Part 2.9(e)(i) of the Company Disclosure Schedule, the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and except as set forth in Part 2.9(e)(ii), the company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (F)     Except  as  set  forth  in  Part  2.9(f)  of the Company Disclosure
Schedule, all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially the same in all material respects as to the form of the Employee Confidentiality and Proprietary Rights Agreement previously delivered to Parent, and all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially the same in all material respects as to the form of the Company Independent Consultant Agreement previously delivered to Parent.

     (G) The Company Proprietary Assets and all computer software programs, including operating systems, application programs, software tools, firmware and software imbedded in equipment of the Company, including both object code and source code versions thereof, are Year 2000 Compliant (as defined below) in all material respects and will not cease to be Year 2000 Compliant in all material respects at any time prior to, during or after the calendar year 2000 AD; provided, however, that no representation or warranty is made pursuant to this section with respect to any failure of the Company Proprietary Assets or such software programs to perform in accordance with the foregoing arising out of any error, failure, malfunction or incorrect result due to third party equipment, operating system software, third party tools, application or database software, or other third party products or materials (in each case, whether or not sold or licensed by Company). Part 2.9(g) of the Company Disclosure Schedule describes the steps that the Company has taken, and plans to take, in the review of its computer equipment and software applications used in its internal business operations (but not the operations of any other Person), with respect to the inability of its computerized systems to recognize and properly perform date-sensitive functions (the "YEAR 2000 PROBLEM"). The Company has and is continuing to address the impact of the Year 2000 Problem on the Company Proprietary Assets and its internal business computer systems and software applications.

     As used herein, the term "YEAR 2000 COMPLIANT" means that neither the performance nor the functionality of any applicable product is or will be affected by dates prior to, during or after the calendar year 2000 AD and in particular (but without limitation):

     (i) such product accurately receives, provides and processes, and will accurately receive, provide and process, date/time data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and including calendar years 1999 and 2000;

(II) such product will not malfunction, cease to function, provide invalid or incorrect results or cause any interruption in the operation of the business of Target or its Subsidiaries as a result of any date/time data;

     (ii) date-based functionality of such product behaves and will continue to behave consistently for dates prior to, during and after the year 2000;

     (iii) in all interfaces and data storage of such product, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

     (iv) the year 2000 is and will be recognized as a leap year of such product.

     (H) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Company to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

     2.10     CONTRACTS.

     (A)     Part  2.10  of  the  Company  Disclosure  Schedule  identifies:

     (I) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor; any Company Contract pursuant to which the Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Company Contract pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payment in respect of salary) in excess of $2,000 to any current or former employee or director;

     (II) each Company Contract relating to the voting, registration, and any other rights or obligations of a stockholder of the Company;

     (III) each Company Contract relating to the merger, consolidation, reorganization or any similar transaction with respect to the Company;

     (IV) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any material Proprietary Asset;

     (V) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

     (VI) each Company Contract relating to the license of any patent, copyright, trade secret or other Proprietary Asset to or from the Company;

     (VII) each Company Contract imposing any restriction on the Company (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology

     (VIII) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

     (IX) each Company Contract regarding the acquisition, issuance or transfer of any securities and each Company Contract affecting or dealing with any securities of the Company including, without limitation, any restricted stock agreements or escrow agreements;

     (X) each Company Contract which provides for indemnification of any officer, director, employee or agent;

     (XI) each Company Contract relating to the creation of any Encumbrance with respect to any material asset of the Company;

     (XII) each Company Contract involving or incorporating any loan, guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

     (XIII) each Company Contract related to or regarding the performance of consulting, advisory or other services or work of any type to any third party;

     (XIV) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

     (XV) each Company Contract constituting or relating to a Government Contract or Government Bid;

     (XVI) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

     (XVII) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

     (XVIII) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xviii)" above are referred to in this Agreement as "Material Contracts.")

     (B) The Company has delivered to Parent accurate and complete copies of all Material Contracts identified in Part 2.10 of the Company Disclosure Schedule, including all amendments thereto. Part 2.10 of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract identified in Part 2.10 of the Company Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(C)     Except  as  set  forth  in Part 2.10 of the Company Disclosure Schedule:

     (I) The Company has not violated or breached in any material respect, or committed any material default which remains uncured under, any Material Contract to which it is a party, and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract which remains uncured;

     (II) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

     (III) the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

     (IV) The Company has not waived any of its respective material rights under any Material Contract.

     (D) No Person is actively renegotiating, or has a contractual right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable in excess of $50,000, to the Company under any Material Contract or any other material term or provision of any Material Contract.

     (E) The Material Contracts identified in Part 2.10 of the Company Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

     2.11 LIABILITIES. The Company does not have any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for:
(a)  liabilities identified as such in the "liabilities" column of the Unaudited

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
Interim Balance Sheet; (b) liabilities under the Company Contracts identified in
Part 2.10 of the Company Disclosure Schedule that are expressly set forth and identifiable by reference to the text of such Company Contracts; and (c) the liabilities identified in Part 2.11 of the Company Disclosure Schedule.

     2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. To the Company's knowledge, the Company is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Part 2.12(b) of the Company Disclosure Schedule, the Company has not received any written notice or written communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13     GOVERNMENTAL  AUTHORIZATIONS.  Part 2.13 of the Company Disclosure
Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered or made available to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. The Governmental Authorizations identified in
Part 2.13 of the Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. To the Company's knowledge, the Company is, and at all times has been, in compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Company
Disclosure Schedule. The Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

2.14     TAX  MATTERS.

     (A) Except as set forth in Part 2.14(a) of the Company Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "COMPANY RETURNS") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of the Company Returns listed on Part 2.14(a) of the Company Disclosure Schedule.

     (B) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from January 1, 2000 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date. All

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
Taxes incurred since the date of the Unaudited Interim Balance Sheet have been incurred in the ordinary course of business.

     (C) Except as set forth in Part 2.14(c) of the Company Disclosure Schedule, no Company Return relating to Taxes has ever been examined or audited by any Governmental Body. There have been no examinations or audits of any Company Return. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

     (D) No claim or Proceeding is pending or to the best of the knowledge of the Company, has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Except as set forth in Part 2.14(d) of the Company Disclosure Schedule, the Company has been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (E) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not and has not been, a party to or bound by any tax indemnity agreement, tax- sharing agreement, tax allocation agreement or similar Contract.

     (F)     The  Company  has  no  liability  for  any Tax pursuant to Treasury
Regulations Section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of having been a member of any consolidated, combined or unitary group on or before the Closing Date.

     2.15     EMPLOYEE  AND  LABOR  MATTERS;  BENEFIT  PLANS.

     (A) Part 2.15(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "PLANS") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("EMPLOYEE"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $2,000 in the aggregate.

     (B) Except as set forth in Part 2.15(b) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "PENSION PLAN").

     (C) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Company Disclosure Schedule (the "WELFARE PLANS"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

     (D) With respect to each Plan, the Company has delivered or made available to Parent:

     (I) an accurate and complete copy of such Plan (including all amendments thereto);

     (II) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last 2 years;

     (III) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

     (IV) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

     (V) accurate and complete copies of all Material Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

     (VI) an accurate and complete copy of the most recent determination, opinion, notification, or advisory letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

     (E) Except as set forth in Part 2.15(e) of the Company Disclosure Schedule, (i) the Company is not required to be, and, has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(l) of ERISA or Section 414(b), (c), (m) or (o) of the Code, and (ii) the Company has not been a member of an "affiliated service group" within the meaning of
Section 414(m) of the Code. The Company has not made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(3 7) of ERISA, resulting in "withdrawal liability," as such term is defined in
Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

     (F) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law or for administrative changes) in a manner that would materially affect any Employee.


     (G) Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries).

     (H) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

     (I) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

     (J) Each of the Plans intended to be qualified under Section 401(a) of the Code has either: (i) received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked; or (ii) has remaining a period of time under applicable Treasury regulations or Internal Revenue Service pronouncements in which to apply for such letter and make any amendments necessary to obtain a favorable determination as to the qualification status of each such Plan.

     (K) Except as disclosed in Part 2.15(k) of the Company Disclosure Schedule or as may be required pursuant to the actions contemplated by Section 3.6, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of any of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (L) The Company has previously delivered to Parent an accurate and complete list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining Contract or other Contract with a labor union involving any of its Employees. Except as set forth in Part 2.15(1) of the Company Disclosure
Schedule,  all  of  the  Company's  employees  are  "at  will"  employees.

     (M) Part 2.15(m) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

     (N) Except as set forth on Part 2.15(n) of the Company Disclosure Schedule, the Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

     (O) The Company has satisfactory labor relations and to the knowledge of the Company: (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will not have a Material Adverse Effect on the labor relations of the Company, and (ii) none of the Company's employees intends to terminate his or her employment with the Company within 60 days of the Closing.

     2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any written notice or written communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with the Company's compliance in all material respects with any Environmental Law in the future. To the best of the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any written notice or written communication, whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Company Disclosure Schedule. (For purposes of this Section 2.16: (i) "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.); and (ii) "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 INSURANCE. Part 2.17(a) of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the

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benefit  of  the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17(a) of the Company Disclosure
Schedule. Each of the insurance policies identified in Part 2.17(a) of the Company Disclosure Schedule is in full force and effect. Except as set forth on
Part 2.17(b) of the Company Disclosure Schedule, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Company Disclosure Schedule: (a) No Related Party has, and no Related Party has had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has been, indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract, transaction or business dealing or involving the Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section
2.18 each of the following shall be deemed to be a "Related Party": (i) each stockholder of the Company; (ii) each individual who is, or who has at any time since inception been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19     LEGAL  PROCEEDINGS;  ORDERS.

     (A) Except as set forth in Part 2.19(a), there is no pending Legal Proceeding, and no Person has threatened verbally or in writing to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     (B) Except as set forth in Part 2.19(b) of the Company Disclosure Schedule, no Legal Proceeding has been commenced by or is now pending against the Company.

     (C) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the best of the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     2.20 AUTHORITY; BINDING NATURE OF AGREEMENT; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES.

     (A)     Except  as  set  forth  on  Part  2.20(a) of the Company Disclosure
Schedule, the Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (B) The Company's board of directors has (i) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (ii) unanimously recommended the approval and adoption of this Agreement by the holders of Company Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders in accordance with Section 5.2, and (iii) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement.

     (C) No state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

     2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

     (A) contravene, conflict with or result in a violation of (i) any of the Incorporation Documents, or (ii) any resolution adopted by the Company's stockholders, board of directors or any committee of the Company's board of directors;

     (B) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

     (C) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

     (D) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

     (E) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company.

Except as may be required by the DGCL or the California Code, the Company is not and or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body or any industry regulatory body in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.22 VOTE REQUIRED. The affirmative vote of the holders of a majority of the Company Common Stock and the Company Preferred Stock, voting as separate classes, outstanding on the record date for the Company's stockholders' meeting (or the written consent in lieu thereof) is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

     2.23 FULL DISCLOSURE. This Agreement (including the Company Disclosure Schedule) does not, and the Company Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     2.24 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.     CERTAIN  COVENANTS  OF  THE  COMPANY

     3.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 8 or the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request. During the Pre-Closing Period, Parent and its

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
Representatives will hold any such information that is confidential to the Company in accordance with the terms of the Confidentiality Agreement, dated August 10, 2000, between the Company and Parent.

     3.2 OPERATION OF THE COMPANY'S BUSINESS. Unless the Company obtains the prior written consent of Parent (which consent shall not be unreasonably withheld), during the Pre Closing Period:

     (A) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

     (B) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

     (C) the Company shall not cancel any of its respective insurance policies identified in Part 2.17 of the Company Disclosure Schedule;

     (D) the Company shall cause its Chief Executive Officer to report regularly (but in no event less frequently than weekly) to the President of Parent concerning the status of the Company's business;

     (E) the Company shall pay or remit, as the case may be, all Taxes that are due and payable to any Governmental Body;

     (F) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, nor repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

     (G) the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock to employees upon the exercise of outstanding Company Options);

     (H)     other  than as provided in the employment agreements listed on Part
2.10 of the Company Disclosure Schedule, the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 1998 Stock Option Plan, or (ii) any provision of any agreement evidencing any outstanding Company Option;

     (I) the Company shall not amend or permit the adoption of any amendment to the Incorporation Documents or affect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (J) (I) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

     (K)     the  Company  shall  not  make  any  capital  expenditure;

     (L) the Company shall not (1) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Material Contract;

     (M) other than within the ordinary course of business and consistent with past practices, the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

     (N) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;

     (O) the Company shall not (i) establish, adopt Or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $50,000;

     (P) the Company shall not change any of its methods of accounting or accounting practices (including establishing reserves for bad debt) in any material respect;

     (Q)     the  Company  shall  not  make  any  Tax  election;

     (R) other than as contemplated by this Agreement, the Company shall not commence or settle any material Legal Proceeding;

     (S) the Company shall not agree or commit to take any of the actions described in clauses "(f)" through "(r)" above.

     3.3     Notification;  Updates  to  Company  Disclosure  Schedule.

     (A) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

     (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

     (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

     (iii)     any material breach of any covenant or obligation of the Company;
and

     (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

     (B) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 3.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. Except as set forth in Sections 9.2(a)(i) and (ii), no such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied, unless so agreed to in writing by Parent, which agreement shall not be unreasonably withheld if such supplemental or amended disclosure is not reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect on the Company.

     3.4 No Negotiation. During the Pre-Closing Period, the Company shall not, directly or indirectly:

     (A) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

     (B) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

     (C) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre Closing Period.

     3.5 RELEASE OF SECURITY. Prior to the Closing Date, the Company shall take or shall cause to be taken all actions as shall be necessary or advisable in order to ensure any Encumbrances held by any Person with respect to any capital stock or securities of the Company are fully discharged. In the event such Encumbrances cannot be discharged without repayment of any loan or advance made to the Company by any Person, the Company shall pay or shall cause to be paid in full any loans, advances or other amounts owing to any Person.

     3.6 TERMINATION OF 401(K) PLAN. To the extent requested by Parent, the Company shall ensure that its Profit Sharing/401(k) Plan (the "401(k) Plan") shall be terminated immediately prior to the Effective Time. The parties agree that a determination letter shall be filed with the Internal Revenue Service with respect to the termination of the 401(k) Plan after the Closing Date.

     3.7     TERMINATION  OF  OTHER  AGREEMENTS.

     (A) To the extent requested by Parent, the Company shall ensure that the Employment Agreements, the Compensation Agreements, the Consulting Agreements, and the Special Advisory Board Agreements listed on Part 2.10(a)(i) of the Company Disclosure Schedule shall be terminated immediately prior to the Effective Time.

     3.8 LITIGATION. Prior to the Closing Date, the Company shall use its best efforts to enter into a settlement agreement or obtain a dismissal with prejudice with respect to the litigation listed on Part 2.11 of the Company Disclosure Schedule (the "Druml Litigation") upon such terms and conditions that are satisfactory to Parent with Parent's sole discretion.

     3.9 WARRANTS AND CONVERTIBLE NOTES. The Company shall use its best efforts to cause all Warrants listed on Part 2.3 (c)(ii) of the Company Disclosure Schedule (the "Company Warrants") and all promissory notes listed on
Part 2.3 (c)(i) of the Company Disclosure Schedule to be converted into shares of the Company Common Stock or Company Preferred Stock, as the case may be (the "Company Promissory Notes"), prior to the Effective Time. Any Company Warrants that are not converted into shares of the Company Common Stock or Company Preferred Stock prior to the Effective Time shall, at the Effective Time, be converted into warrants to acquire shares of Parent Common Stock in accordance with the terms and conditions of such Company Warrants. Any Company Notes that are not converted into shares of the Company Common Stock or Company Preferred Stock prior to the Effective Time shall, at the Effective Time, be added to EXHIBIT D and shall be paid by Parent at the Closing in accordance with Section
1.5. The Company shall cause the following promissory notes to be converted into shares of the Company Common Stock or Company Preferred Stock prior to the Effective Time:

Promissory Note, dated October 20, 2000, payable to Donald B. Witmer, in the original principal amount of $140,000; Promissory Note, dated October 20, 2000, payable to Daryl Stemm, in the original principal amount of $25,000; and Promissory Note, dated October 20, 2000, payable to the Angel's Forum Vifi, LLC, in the original principal amount of $210,000.

4.     REPRESENTATIONS  AND  WARRANTIES  OF  PARENT  AND  MERGER  SUB

     Parent and Merger Sub jointly and severally represent and warrant to the Company, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE") and dated the date hereof, that on the date hereof and as of the Effective Time as though made at the Effective Time as follows (provided, that the representations and warranties made as of a specified date will be true and correct as of such date):

     4.1     DUE  ORGANIZATION.

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
     (A) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power (corporate and other) and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used.

     (B) Parent is qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the nature of its business and of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Parent's business, condition (financial or otherwise), assets, liabilities or operations.

     4.2 CAPITALIZATION. As of the date hereof and as of the Closing Date, the authorized capital stock of the Parent consists (and will consist) solely of 150,000,000 shares of Common Stock and 150,000,000 shares of Preferred Stock, of which 35,000,000 shares are designated as "Series A Convertible Preferred Stock" ("Series A Preferred Stock"), 100,000,000 are designated as "Series B Convertible Preferred Stock" ("Series B Preferred Stock") and 12,000,000 shares are designated as "Series C Convertible Preferred Stock" ("Series C Preferred Stock"). There are 200,000 shares of Common Stock issued and outstanding. There are 33,333,334 shares of Series A Preferred Stock issued and outstanding, 44,959,249 shares of Series B Preferred Stock issued and outstanding, 10,000,000 shares of Series C Preferred Stock issued and outstanding, and there are no other shares of capital stock of the Parent outstanding. All of the issued and outstanding shares of the Parent's capital stock have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth on Part
4.2 of the Parent Disclosure Schedule hereto, there are no outstanding obligations, options, warrants, convertible securities, subscriptions, or other commitments or rights (matured or contingent) of any nature to which the Parent is a party to acquire or subscribe for any securities of the Parent. There are no bonds, debentures, notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of the Parent may vote. Except as set forth on Part 4.2 of the Parent Disclosure Schedule, there are no preemptive rights, rights of first refusal, voting rights, change of control or similar rights, anti-dilution protections or other rights by which the Parent is bound that any stockholder, officer, employee or director of the Parent or any other Person is entitled to exercise or invoke as a result of the issuance and sale by the Parent of the Shares.

     4.3 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of Parent or Merger Sub, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or Merger Sub. Except as set forth on Part 4.3 of the Parent Disclosure Schedule, neither Parent nor Merger Sub will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except for (i) the filing of the Certificates of Merger with the

Secretary of State of the State of Delaware and with the California Department of Corporations and (ii) the fairness hearing described in Section 5.11.

     4.4 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.5 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

4.6     FINANCIAL  STATEMENTS.

     (A) The Private Placement Memorandum related to the offering of shares of Parent's Series B Convertible Preferred Stock (the "Private Placement
Memorandum") delivered by Parent to the Company contains certain financial statements of Parent (the "Parent Financial Statements"), which are subject to the qualifications and disclaimers contained in the Private Placement Memorandum. The financial information contained in the Private Placement Memorandum for the years ended 1998 and 1999 was compiled from available records of IBM Corporation ( including budgets, estimates of operational expenses and other sources. Neither Parent nor Merger Sub makes any representation or warranty as to the complete accuracy of information compiled from these sources, but believes that the financial data contained in the Private Placement Memorandum is a fair representation of the financial results of the Home Director business unit of IBM for the periods shown. Except as provided in this
Section 4.6 (a), Parent is not making any representation and warranty to the Company with respect to the Private Placement Memorandum.

     (B) Parent has delivered to the Company the unaudited balance sheet of Parent, as of September 30, 2000, and the related unaudited income statement of Parent for the 9 months then ended (the "Parent's September 30, 2000 Financial Statements"). The Parent's September 30, 2000 Financial Statements are accurate and complete in all material respects and present fairly the Parent's financial position of Parent as of the date thereof. The Parent's September 30, 2000 Financial Statements have been prepared in accordance with generally accepted accounting principals applied on a consistent basis.

     4.7 ABSENCE OF CHANGES. From December 31, 1999 to the date of this Agreement, there has not been any material adverse change in Parent's business, condition (financial or otherwise), assets, liabilities or operations.

     4.8 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding and to the best knowledge of Parent and Merger Sub, no Person has threatened to commence any Legal Proceeding: (i) against Parent that could reasonably be expected to have a material adverse effect on Parent's business, condition (financial or otherwise), assets, liabilities or operations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. Except as set forth on Part 4.8 of the Parent Disclosure Schedule, to the best of the knowledge of Parent and Merger Sub, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

     4.9 BROKERS. Except as set forth on Part 4.9 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     4.10 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. Parent has delivered to the Company accurate and complete copies of: (1) its Certificate of Incorporation and Bylaws, including all amendments thereto (the "Incorporation Documents"); (2) a detailed listing of the capitalization of Parent; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders, the board of directors and all committees of the board of directors of Parent.

4.11     PROPRIETARY  ASSETS.

     (A) Part 4.11 (a)(i) of the Parent Disclosure Schedule sets forth, with respect to each Parent Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Other than unregistered trademarks, trade names and service marks (collectively, the "Parent Unregistered Trademarks"), Part 4.11 (a)(ii) of the Parent Disclosure
Schedule identifies and provides a brief description of all other Parent Proprietary Assets owned by the Parent. Part 4.11 (a)(ii) of the Parent Disclosure Schedule also discloses all Parent Unregistered Trademarks that have been and are currently being used by the Parent in the ordinary course of business. Parent has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement or unlawful use of any Parent Unregistered Trademark. Part 4.11 (a)(iii) of the Parent Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to Parent by any Person (except for any Proprietary Asset that is licensed to Parent under any third party software license generally available to the public at a cost of less than $5,000), and identifies the license agreement under which such Proprietary Asset is being licensed to Parent. Other than the Parent Unregistered Trademarks identified in Part 4.1 l(a)(ii) of the Parent Disclosure Schedule, Parent has good, valid and marketable title to all of the Parent Proprietary Assets identified in Parts
4.11 (a)(i) and 4.1 1(a)(ii) of the Parent Disclosure Schedule owned by it, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 4.1 1(a)(iii) of the Parent Disclosure Schedule not owned by it. Except as set forth in Part 4.1 1(a)(iv), Parent is not obligated to make any payment to any Person for the use of any Parent

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
Proprietary Asset. Except as set forth in Part 4.11 (a)(v) of the Parent Disclosure Schedule, Parent has not developed jointly with any other Person any Parent Proprietary Asset with respect to which such other Person has any rights.

     (B)     Except  as  to the absence of registrations referenced in Part 4.11
(a)(ii) of the Parent Disclosure Schedule, Parent has taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and secrecy of all Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Parent Proprietary Assets. Parent has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Parent Proprietary Assets that are trade secrets (the "Parent Trade Secrets") and otherwise to maintain and protect the value of all Parent Trade Secrets. Except in the ordinary course of Parent's business, Parent has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Parent Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Parent Proprietary Asset.

     (C) Except for the potential issues described in Part 4.11(c) of the Parent Disclosure Schedule, which are expressly understood as not constituting admissions, (i) Parent is not infringing, misappropriating or making any unlawful use of, and Parent has not at any time infringed, misappropriated or made any unlawful use of any Proprietary Asset owned by any other Person, provided that the representation as to Patents, trademarks or service marks shall be limited to the best knowledge of Parent, or, (ii) except as set forth in Part 4.11(c) of the Parent Disclosure Schedule, Parent has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best knowledge of the Parent, except as set forth in Part 4.11(c) of the Parent Disclosure Schedule, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset.

     (D) To the best knowledge of Parent, each Parent Proprietary Asset conforms in all material respects with any enforceable specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of Parent; and there has not been any claim by any customer or other Person alleging that any Parent Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by Parent to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of Parent, and, to the best of the knowledge of Parent, there is no basis for any such claim.

     4.12 GOVERNMENTAL AUTHORIZATION. To the Knowledge of Parent, each consent, license, permit, grant or other authorization (i) pursuant to which Parent currently operates or holds any interest in any of its properties, or
(ii) which is required for the operation of Parent's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "Parent Authorizations") has been issued or granted to Parent. The Parent Authorizations are in full force and effect and constitute all Parent Authorizations required to permit Parent to operate or conduct its business or hold any interest in its properties or assets.

     4.13 FULL DISCLOSURE. This Agreement (including the Parent Disclosure Schedule) does not, and the Parent Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

5.     CERTAIN  COVENANTS  OF  THE  PARTIES

     5.1 REGULATORY APPROVALS. The Company, Merger Sub, and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body.

     5.2 STOCKHOLDERS' CONSENT. The Company shall, in accordance with its Incorporation Documents and the applicable requirements of the California Code, solicit the consent, either in writing or by a special meeting, of the stockholders of the Company as promptly as practicable for the purpose of permitting them to consider and to vote upon, approve and adopt the Merger and this Agreement. Without limiting the generality or the effect of anything contained in the Voting Agreements and Irrevocable Proxies in the form of Exhibit B being executed and delivered by the Key Stockholders to Parent within 5 days after the execution and delivery of this Agreement, the Company shall use its best efforts to cause each Key Stockholder to vote all shares of the capital stock of the Company that are owned, beneficially or of record, by such Key Stockholder on the record date for the solicitation of the consent of the stockholders of the Company, either in writing or by special meeting, to be voted in favor of the Merger and this Agreement. For greater certainty, in lieu of calling and holding a special stockholders' meeting, the Company may solicit the approval of the stockholders of the Company of the Merger and the other transactions contemplated by this Agreement by written consent. In any event, the Company shall solicit by written consent, or hold a special meeting of stockholders, for the purpose of voting upon the approval and adoption of the Merger and this Agreement no later 5 days after the Company receives an order from the California Department of Corporations approving the fairness of the Merger to the Merger Stockholders pursuant to Section 5.11.

     5.3 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) the Company shall not (and shall not permit any of their respective Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement.

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
     5.4 BEST EFFORTS. Prior to Closing, (a) the Company shall use its best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis (including without limitation to cure any inaccuracy in any representation or warranty that would exist as of the Scheduled Closing Time), and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.5 EMPLOYMENT AGREEMENTS. At or prior to the Closing, the Company shall cause each of Don Witmer and William Marsh to execute and deliver an Employment Agreement in the form of Exhibit F with the Surviving Corporation.

     5.6 EMPLOYEE RELATED MATTERS. The Surviving Corporation shall offer to employees of the Company as of the Effective Time who are also employees of the Company immediately prior to the Effective Time employment by the Surviving Corporation, after the Effective Time, and each such offer shall be in the form of an individual offer letter prepared in accordance with Parent's customary form (such letter to confirm such employee's initial position, compensation, location and reporting relationship). Those employees of the Company that continue to be employees of the Surviving Corporation or any of its affiliates, including the Surviving Corporation, following the Closing shall, subject to any necessary transition period and the terms of such plans, be immediately eligible to participate in Parent's health, vacation, employee stock purchase, 401(k) and other plans, to the same extent as comparably situated employees of Parent. As a condition to employment, each such employee shall execute and deliver a Non-Disclosure Agreement in a form acceptable to Parent within its sole discretion.

     5.7 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(l)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     5.8 RELEASE. At the Closing, the Company shall cause each Key Stockholder to execute and deliver to the Company and Parent a Release in the form of Exhibit G.

     5.9 TERMINATION OF EMPLOYEE PLANS. At the Closing, the Company shall terminate its 1998 Stock Option Plan and 401(k) Plan, and shall ensure that no employee or former employee of the Company has any rights under such Plans and that any liabilities of the Company under such Plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company, except as otherwise provided in Section 1.7.

     5.10 TAX-FREE REORGANIZATION. No party shall take any action either prior to or after the Effective Time that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368 of the Code.

     5.11 FAIRNESS HEARING. The Company and the Stockholders' Agent hereby acknowledge and agree that the shares of Parent Common Stock to be issued in connection with the Merger will not be registered under the Securities Act or any state securities law. Therefore, such shares of Parent Common Stock shall be

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
subject to restrictions on transfer pursuant to the Securities Act, applicable State securities laws, and the Parent's Stockholders' Agreement (as defined below).The parties hereto expect that the shares of Parent Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Section 3(a)(1O) thereof, and that the Parent Common Stock and Parent's conversion of the Company's Stock Options hereunder will be qualified under the California Code pursuant to
Section 25121 thereof after a fairness hearing has been held pursuant to the authority granted by Section 25142 of the California Code (the "Fairness Hearing Law"). Promptly after the execution of this Agreement, the Company and Parent shall prepare and cause to be filed with the California Department of Corporations an application under the Fairness Hearing Law, and a related information statement or other disclosure document (the "Information
Statement"), and shall request a hearing on the fairness of the terms and conditions of the Merger pursuant to the Fairness Hearing Law. The parties to this Agreement shall use all commercially reasonable efforts to cause the California Department of Corporations to approve the fairness of the terms and conditions of the Merger at such a hearing; provided, however, that Parent shall not be required to modify any of the terms of the Merger in order to cause the California Department of Corporations to approve the fairness of such terms and conditions. The Company shall provide and include in the Information Statement such information relating to the Company as may be required pursuant to the Fairness Hearing Law. The Information Statement shall include the recommendation of the board of directors of the Company in favor of the Merger. Parent shall prepare and file with appropriate state securities or "Blue Sky" authorities all applications for qualification or approval (or notices required to perfect exemptions from such compliance) as may be required in connection with the Merger. The Company shall use its best efforts to assist Parent as may be necessary to comply with all appropriate state securities or Blue Sky laws which may be applicable in connection with the Merger.

     5.12 EXCHANGE ACT. The parties acknowledge and agree that they have entered into this Agreement with the expectation and understanding that Parent will not become a reporting company under Section 12 (g) of the Exchange Act unless and until Parent completes an initial public offering. Accordingly, the parties agree to enter into an amendment or supplement to this Agreement, if proposed by Parent at any time prior to the Closing, that alters the form or structure of the transaction and thereby enables the parties to move effectively provide for resolution of indemnification claims, earn-out issues and other matters arising in connection with the transactions contemplated by this Agreement and assists Parent in avoiding or minimizing the likelihood of Parent becoming obligated under Section 12 (g) of the Exchange Act prior to its initial public offering, if any; provided that any such supplement or amendment does not change the form or amount of consideration to be issued by Parent or the timing of the payment thereof, change or alter the tax free nature of the transaction or otherwise impair or diminish the economic benefits of the transaction to be realized by the Merger Stockholders.

6.     CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  PARENT  AND  MERGER  SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Parent), at or prior to the Closing, of each of the following conditions:

     6.1     ACCURACY  OF  REPRESENTATIONS.

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
     (A) Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate as of the date of this Agreement.

     (B) Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Company Disclosure Schedule).

     6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed.

     6.3 STOCKHOLDER APPROVAL. The Merger and this Agreement shall have been duly approved by the affirmative vote of 90% of the shares of Company Stock entitled to vote with respect thereto. The number of Dissenting Shares shall be less than 10% of the Company Stock outstanding immediately prior to the Closing Date.

     6.4 CONSENTS. All Consents (a) required to be obtained from any Governmental Entity, and (b) otherwise required to be obtained, in each case, in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.5 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

     (A) Employment Agreements in the form of Exhibit F executed by each of Don Witmer and William Marsh;

     (B) a Release in the form of Exhibit G, executed by each of the Key Stockholders of the Company;

     (C) a legal opinion of Gray, Cary, Ware & Freidenrich, LLP as of the Closing Date, in a form reasonably acceptable to Parent;

     (D) a certificate executed by the Company and containing the representation and warranty of the Company that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made as of the Closing Date (subject to such exceptions as are necessary for accuracy) and that the conditions set forth in Sections 6.1, 6.2,
6.3  and  6.4  have  been  duly  satisfied  (the "Company Closing Certificate");

     (E) a certificate executed by the Secretary of the Company attaching and certifying as to the Company's current Certificate of Incorporation and Bylaws and the resolutions of the Company's Board of Directors and stockholders approving this Agreement and the transactions relating thereto;

     (F) written resignations of all officers and directors of the Company, effective as of the Effective Time;

     (G) the Escrow Agreement substantially in the form of Exhibit E, executed by the Stockholders' Agent and the other parties thereto, and the Escrow Shares shall have been deposited thereunder;

     6.6 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.7.

     6.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.8 NO LEGAL PROCEEDINGS. No Governmental Body or other Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging or seeking the recovery of damages in connection with the Merger; (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of Merger Sub or the Company; or (c) claiming to own any capital stock of the Company, or the option or other right to the capital stock of the Company, or right to receive consideration as a result of the Merger.

     6.9 TERMINATION OF EMPLOYEE PLANS. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the benefit plans referred to in Section 5.9.

     6.10 TERMINATION OF AGREEMENTS. Immediately prior to the Closing, the following agreements and/or provisions of the following agreements shall be terminated and shall no longer be in effect:

     (A) the Employment Agreements, the Consulting Agreements, and the Special Advisory Board Agreements listed on Part 2.1O(a)(i) of the Company Disclosure Schedule.

     6.11 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change or decline in value in the business, properties, condition (financial or otherwise), results of operations, or prospects of the Company (or in any aspect or portion thereof) since the date of this Agreement.

     6.12 RELEASE OF SECURITY. Prior to the Closing Date, the Company shall have provided to Parent evidence reasonably satisfactory to Parent that any and all Encumbrances held by any Person with respect to any capital stock or securities of the Company have been fully discharged and that all of the capital stock of the Company is free and clear of all Encumbrances. In the event such Encumbrances cannot be discharged without repayment of any loan or advance made to the Company by any Person, on or prior to the Closing Date, the Company shall have provided to Parent evidence satisfactory to Parent that any and all loans or other advances made by any Person in favor of the Company has been paid in full and any Encumbrances held by any Person with respect to any assets of the Company has been fully discharged.

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     6.13     COMPLIANCE WITH SEC.3(A)(10) OF THE SECURITIES ACT. The California
Department of Corporations shall have issued an approval under the Fairness Hearing Law (following a hearing upon the fairness of the terms and conditions of the Merger, conducted pursuant to the Fairness Hearing Law) for the issuance of the Parent Common Stock to be issued in the Merger, and all applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied.

     6.14 DUE DILIGENCE. The results of the Parent's accounting, financial, and legal due diligence review of the Company shall be satisfactory to Parent, within its sole discretion. In the event that the Parent does not give written notice to the Company of the failure of this contingency by the earlier of (i) the Closing Date or (ii) December 31, 2000; then this contingency shall conclusively be considered satisfied or waived by Parent. If Parent elects to give a notice pursuant to this Section 6.14, then such notice must include a detailed list of items that require further review by Parent and dates when Parent expects to complete its review. Notwithstanding the foregoing, Parent must complete its due diligence review of the Company and raise and resolve any objections arising from such due diligence no later than 10 calendar days from the date of Parent's notice, if Parent's objections are not resolved within such 10 calendar days then the transactions contemplated by this Agreement shall be terminated unless such termination is waived in writing by the Company.

     6.15 STOCKHOLDERS AGREEMENT. Stockholders' Agent shall have executed and delivered to Parent an Agreement to Join as a Party to Stockholders' Agreement in the form attached as Exhibit H on behalf of the Merger Stockholders (the "Parent's Stockholders' Agreement").

     6.16 LITIGATION. The Company shall have entered into a settlement agreement or obtained a dismissal with prejudice with respect to the Druml litigation upon such terms and conditions that are satisfactory to Parent within Parent's sole discretion. if the Company has not entered into such settlement agreement or obtained such dismissal, Parent shall hold back 480,000 shares of Parent Common Stock that are otherwise issuable to the Merger Stockholders' pursuant to Section 1.6 (a). Parent may issue such shares of Parent Common Stock to settle the Druml Litigation, within Parent's sole discretion. Any such shares of Parent Common Stock that are not issued by Parent to settle the Druml litigation shall be issued by Parent to the Merger Stockholders immediately after the effectiveness of such settlement agreement in accordance with each Merger Stockholders' ProRata Allocations. In addition, Parent shall deduct all costs, expenses, and fees (including Attorneys' fees) incurred by Parent in connection with the Druml litigation on a dollar for dollar basis, from any amounts payable to the Merger Stockholders pursuant to Section 1.10.

     6.17 EXCHANGE ACT. Nothing shall have occurred to cause the Company to conclude, in the exercise of its good faith judgment, that (i) as a result of closing of the Merger, and (ii) after giving effect to any other financing or transaction that the Company may reasonably foresee completing within 24 months of the Closing Date, the Company will become, or reasonably could be expected to become, subject to periodic reporting obligation under Section 12 (g) of the Exchange Act prior to December 31, 2003.

                                       42
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7.     CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  THE  COMPANY

     The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date.

     7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3     DOCUMENTS. The Company shall have received the following documents:

     (A) a legal opinion of Hutchison & Mason PLLC, dated as of the Closing Date, in a form reasonably acceptable to the Company;

     (B) a certificate executed by Parent and containing the representation and warranty of Parent that each of the representations and warranties set forth in Section 4 is accurate in all respects as of the Closing Date (subject to such exceptions as are necessary for accuracy) as if ma as of the Closing Date; and

     (C) a certificate executed by the Secretaries of Parent and Merger Sub attaching and certifying as to the current Certificates of Incorporation and Bylaws of Parent and Merger Sub and the resolutions of the Boards of Directors and stockholders of Parent and Merger Sub approving this Agreement and the transactions relating thereto.

     7.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.5 COMPLIANCE WITH SEC.3(A)(10) OF THE SECURITIES ACT. The California Department of Corporations shall have issued an approval under the Fairness Hearing Law (following a hearing upon the fairness of the terms and conditions of the Merger, conducted pursuant to the Fairness Hearing Law) for the issuance of the Parent Common Stock to be issued in the Merger, and all applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied.

     7.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change or decline in value in the business, properties, condition (financial or otherwise), results of operations, or prospects of Parent (or in any aspect or portion thereof) since the date of this Agreement.

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
     7.7 PARENT BOARD OF DIRECTORS. Parent shall have taken all such action necessary to elect Don Witmer and Bob Wise to the Board of Directors of Parent.

8.     TERMINATION

     8.1     TERMINATION  EVENTS.  This Agreement may be terminated prior to the
Closing:

     (A) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become not reasonably likely (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

     (B) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become not reasonably likely (other than as a result of any failure on the part of the Company or any of the stockholders of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

     (C) by Parent if the Closing has not taken place on or before December 31, 2000 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

     (D) by the Company if the Closing has not taken place on or before December 31, 2000 (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation of the Company as set forth in this Agreement); or

     (E)     by  the  mutual  written  consent  of  Parent  and  the  Company.

     8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(d), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     8.3     EFFECT  OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b)the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 10; and (c) each of the parties shall, in all events, remain bound by and continue to be subject to Section 5.3.

9.     INDEMNIFICATION,  ETC

     9.1     SURVIVAL  OF  REPRESENTATIONS,  ETC.

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     (A)     The  representations  and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Company Closing Certificate) shall survive the Closing and shall expire on the second anniversary of the Closing Date; provided, however, that this provision shall not limit any rights or claims based upon fraudulent or intentional misrepresentation. Notwithstanding the foregoing, if, at any time prior to the second anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the second anniversary of the Closing until such time as such claim is fully and finally resolved. The representations and warranties made by Parent and Merger Sub in Sections 4.4 and 4.5 shall survive the Closing and shall expire on the second anniversary of the Closing Date. All other representations and warranties made by Parent and Merger Sub in this Agreement shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease; provided, however, that this provision shall not limit any rights or claims based on fraudulent or intentional misrepresentation.

     (B) Notwithstanding any provision of this Agreement to the contrary, after the Effective Time no party shall be entitled to indemnification or to obtain any proceeds from the Escrow Shares or to otherwise recover any amount unless and until one or more written notices (pursuant to Section 9.2 below) identifying Damages in excess of $100,000 in the aggregate (the "Basket Amount") has or have been delivered to the Stockholders' Agent as provided in this
Section 9.1, in which case Parent shall be entitled to recover all Damages so identified including the damages that had previously been below the Basket Amount. In the event the Indemnitor shall have any liability for indemnification to any Indemnitee under this Agreement, the sole satisfaction of such liability shall be from the Escrow Shares; provided, however, that this provision shall not limit any rights or claims based on fraudulent or intentional misrepresentation.

     (C) Except for information expressly set forth in an update to the Company Disclosure Schedule (identified as such), the representations and warranties made by the Company, the covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

     (D) For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

     9.2     INDEMNIFICATION  BY  STOCKHOLDERS.

     (A) From and after the Effective Time (but subject to Section 9.1(a)), the stockholders of the Company who shall have received, or shall be entitled to

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receive,  Parent  Common  Stock  pursuant  to  Section  1.6 (the "Indemnitors"), severally but not jointly, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse (through the Escrow Shares) each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 made as of the date of this Agreement; (ii) any inaccuracy in or breach of any representation or warranty set forth in the Company Closing Certificate; (iii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 3 and 5); (iv) the matters listed on Part 2.12, Part 2.14(a) and Part 2.15(n) of the Company Disclosure Schedule; or (v) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(1)", "(ii)" or "(iii)" above or related to the matters described in clause "(iv)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

     (B) Any obligation on the part of an Indemnitor pursuant to Section 9.2(a) shall be satisfied by the delivery of a sufficient number of shares of Parent Common Stock valued at the then current Fair Market Value (the "Stock Delivery Obligation") to satisfy Indemnitors' obligations. Under the Stock Delivery Obligation, the Indemnitors shall deliver shares of Parent Common Stock and the Indemnitees shall be required to accept shares of Parent Common Stock in all cases valued at the then current Fair Market Value of the Parent Common Stock.

     (C)     The  Indemnitors  acknowledge  and  agree  that,  if  the Surviving
Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     9.3 NO CONTRIBUTION. Each Indemnitor waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Merger Sub or the Company in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Company Closing Certificate.

     9.4 INTEREST. Any Indemnitor who is required to hold harmless, indemnify, compensate or reimburse any Indenmitee pursuant to this Section 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Indemnitor first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Indemnitor to such Indemnitee is fully satisfied by such Indemnitor) at a floating rate equal to the rate of interest publicly announced by Wachovia Bank, N.A. from time to time as its prime, base or reference rate.

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
     9.5 MITIGATION OF LOSS. Indemnitees shall use their reasonable efforts to mitigate any Damages in connection with an indemnity claim made pursuant to
Section 9.2(a) with the scope to be as required by applicable law, if the amount of Damages, at any time prior to or subsequent to the payment thereof by an Indemnitor to an Indemnitee pursuant to this Section 9 is reduced pursuant to any insurance coverage, the amount of such reduction (net of (i) any out-of-pocket expenses, (ii) increases in premiums or (iii) any deductible incurred in obtaining such reduction) shall promptly be repaid by the Indemnitee to the Indemnitor. Notwithstanding any other provision in this Agreement including this
Section 9.5, there shall be no affirmative obligation or duty on the part of either Parent or Merger Sub to obtain insurance with respect to any aspect of their respective business, operations or assets.

     9.6 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Merger Sub or the Company, against Parent or against any other Person) with respect to which any Indemnitor may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own with counsel reasonably satisfactory to the Stockholders' Agent. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

     (A) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Indemnitors;

     (B) each Indemnitor shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

     (C) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Stockholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

     Parent shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent, Merger Sub or the Company and shall keep the Stockholders' Agent informed at all stages thereof; provided, however, that any failure on the part of Parent to so notify or inform the Stockholders' Agent shall not limit any of the obligations of the Indemnitors under this
Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Stockholders' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; provided, however, that the Stockholders' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld).

     9.7 SETOFF. In addition to any rights of setoff or other similar rights that Parent or any of the other Indemnitees may have at common law or otherwise, Parent shall have the right to withhold and deduct any sum that may be owed to any Indemnitee under this Section 9 or pursuant to any other provision of this Agreement from any amount otherwise payable by any Indemnitor to the Stockholders' Agent or any stockholder of the Company.

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
     9.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

10.     MISCELLANEOUS  PROVISIONS

     10.1 STOCKHOLDERS' AGENT. By virtue of their approval of the Merger and this Agreement, the Merger Stockholders shall have approved the indemnification and escrow terms set forth in this Agreement and shall have agreed to irrevocably appoint Donald B. Witmer as their agent and attorney-in-fact, as Stockholders' Agent coupled with an interest, to: (i) modify, amend or otherwise change this Agreement or any of the terms or provisions included therein (including modifications, amendments or changes subsequent to Closing); (ii) take all actions and execute all documents under this Agreement necessary or desirable to consummate the Merger and the transactions contemplated by this Agreement, and to take all actions and to execute all documents which may be necessary or desirable in connection therewith; (iii) give and receive consents and all notices hereunder; (iv) to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 9 of this Agreement and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing; and (v) deal with Parent exclusively on all matters relating to any provision of this Agreement. Parent shall be entitled to deal exclusively with the Stockholders' Agent on all matters set forth in this Section

     10.2 (a) and shall be entitled to rely exclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Merger Stockholder by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Merger Stockholder by the Stockholders' Agent, as fully binding on such Merger Stockholder, without any obligation to notify or make inquiries with respect to any Merger Stockholder. THE MERGER STOCKHOLDERS AND EACH OF THEM INDIVIDUALLY, AGREE THAT SERVICE OF PROCESS UPON THE STOCKHOLDERS' AGENT IN ANY ACTION OR PROCEEDINGS ARISING UNDER OR PERTAINING TO THIS AGREEMENT SHALL BE DEEMED TO BE VALID SERVICE OF PROCESS UPON EACH OF THE MERGER STOCKHOLDERS AND ANY CLAIM BY PARENT AGAINST THE MERGER STOCKHOLDERS, OR ANY OF THEM, IN RESPECT OF THIS AGREEMENT MAY BE ASSERTED AGAINST AND SETTLED ON BEHALF OF ANY OF THEM BY, THE STOCKHOLDERS' AGENT. The Stockholders' Agent shall be deemed to have accepted his appointment herein upon his execution of this Agreement.

     10.3 LIABILITY OF STOCKHOLDERS' AGENT. Nothing contained herein shall be deemed to make the Stockholders' Agent liable to the Merger Stockholders because of service in his capacity as Stockholders' Agent and attorney-in-fact. In performing any of his duties hereunder, the Stockholders' Agent shall not incur any liability to the Merger Stockholders for losses, damages, liabilities or expenses, except for fraud and his own willful misconduct, and shall not

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receive  any  remuneration  for acting in such capacity. The Merger Stockholders shall jointly and severally indemnify the Stockholders' Agent and hold the Stockholders' Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of the Stockholders' Agent's duties hereunder or pursuant to the Merger Agreement, including the reasonable fees and expenses of any legal counsel or other professional retained by the Stockholders' Agent. By virtue of their approval of the Merger and this Agreement, the Merger Stockholders hereby agree to pay all costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agent, and all fees of any Stockholders' Agent appointed by Parent, in each case connection with the acceptance and administration of the Stockholders' Agent's duties hereunder.

     10.4 SUCCESSION OF STOCKHOLDERS' AGENT. The parties acknowledge and agree that, on or before November 15, 2000, Donald B. Witmer shall resign as the Stockholders' Agent. In the event of the death, disability, incompetency or resignation of the Stockholders' Agent, the Merger Stockholders shall, within thirty (30) days after notice from Parent, by a majority-in- interest designate another successor stockholders' agent or agents, as the case may be, who shall have all of the rights, powers and authority conferred to the Stockholders' Agent pursuant to this Agreement and the power of attorney set forth hereunder who shall be approved by Parent which approval shall not be unreasonably withheld. Notwithstanding the foregoing, if the Merger Stockholders fail to designate such successor stockholders' agent(s) within such 30-day period, Parent shall be entitled to designate the successor stockholders' agent for and on behalf of all of the Merger Stockholders, which Person shall be independent of Parent or its Affiliates or subsidiaries (except that Parent may pay the fees charged and expenses incurred by such Person in the event the Merger Stockholders fail to perform the obligations set forth in Section 10(b) of this Agreement). Unless and until the Escrow Agent shall receive written notice of the appointment of a successor Stockholders' Agent, the Escrow Agent may assume without inquiry that the last Stockholders' Agent of which it has notice remains in that capacity.

     10.5 IRREVOCABLE; BINDING ON SUCCESSORS, ETC. It is expressly understood and agreed that the power of attorney set forth in this Agreement and the agency created hereby is coupled with an interest of the respective parties hereto and shall be binding and enforceable on and against the respective successors, heirs, personal representatives, and assigns of the Merger Stockholders and this power of attorney shall not be revoked or terminated by death, disability, incompetency or bankruptcy of any of the Merger Stockholders, or any of them, but shall continue to be binding and enforceable by the Stockholders' Agent, Parent and their respective successors and assigns and on and against the heirs, personal representatives, successors and assigns of the Merger Stockholders in the manner provided herein.

     10.6 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.7 FEES AND EXPENSES. Subject to the provisions of Section 1.6(a), each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this

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Agreement,  including  all  fees,  costs  and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Company Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, (d) the consummation of the Merger.

     10.8 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

IF  TO  PARENT  OR  MERGER  SUB:

Home  Director,  Inc.
1015  Aviation  Parkway,  Suite  100
Morrisville,  NC  27500
Attention:  Mary  E.  Walker
Fax:  (919)760-5054

WITH  A  COPY  TO:

Hutchison  &  Mason  PLLC
3110  Edwards  Mill  Road,  Suite  100
Raleigh,  NC  27612
Attention:  J.  Robert  Tyler,  III
Fax:  (919)829-9696

IF  TO  THE  COMPANY:

Digital  Interiors,  Inc.
7132  Santa  Teresa  Boulevard
San  Jose,CA  95139
Attention:  Donald  B.  Witmer

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WITH  A  COPY  TO:

Gray,  Cary,  Ware  &  Freidenrich  LLP
400  Hamilton  Avenue
Palo  Alto,  CA  94301
Attention:  Marilyn  M.  Munoz
Fax:  (650)327-3699

IF  TO  THE  STOCKHOLDERS'  AGENT  OR  ANY  OF  THE  INDEMNITORS:

Digital  Interiors,  Inc.
7132  Santa  Teresa  Boulevard
San  Jose,CA  95139
Attention:  Donald  B.  Witmer

WITH  A  COPY  TO:

Gray,  Cary,  Ware  &  Freidenrich  LLP
400  Hamilton  Avenue
Palo  Alto,  CA  94301
Attention:  Marilyn  M.  Munoz
Fax:  (650)  327-3699

     10.10 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.3, on and at all times after the Closing Date, the Company shall keep confidential, and not use or disclose to any other Person, any non-public document or other non-public information in the Company's possession that relates to the business of the Company or Parent.

     10.11 TIME OF THE ESSENCE. For the purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

     10.12 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.13 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.14 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     10.15 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company, the Company's stockholders (to the extent set forth in Section 1.6); Parent; Merger Sub; the other

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Indemnities  (subject to Section 9.8); and the respective successors and assigns
(if any) of the foregoing. After the Closing Date, Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights (but not its obligations hereunder) under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.16 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

10.17     WAIVER.

     (A) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (B) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.18 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     10.19 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered: (a) prior to the Closing Date, on behalf of Parent, Merger Sub, the Company and the Stockholders' Agent (acting exclusively for and on behalf of all of the Merger Stockholders); and (b) after the Closing Date, on behalf of Parent and the Stockholders' Agent (acting exclusively for and on behalf of all of the Merger Stockholders).

     10.20 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

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
     10.21 PARTIES IN INTEREST. Except for the provisions of Sections 1.6, 1.7, 9, and 10.20, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.22 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the [ Confidentiality Agreement] shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

10.23     CONSTRUCTION.

     (A) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (B) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (C) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (D) Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

                           SEPARATE SIGNATURE PAGE TO
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
            AMONG: HOME DIRECTOR, INC., DIACQUISITION, INC., DIGITAL
                      INTERIORS, INC., AND DONALD B. WITMER

                                   BY  THE  PARENT:
                                   HOME  DIRECTOR,  INC.,
                                   a  Delaware  corporation

                                   By:_________________________________________
                                        Mary  E.  Wa1ker
                                        President  &  Chief  Executive  Officer

                                   BY  THE  MERGER  SUB:

                                   DI  ACQUISITION,  INC.,
                                   a  Delaware  corporation


                                   By:_________________________________________
                                        Mary  E.  Walker
                                        President  &  Chief  Executive  Officer

                           SEPARATE SIGNATURE PAGE TO
                   AGREEMENT PLAN OFMERGER AND REORGANIZATION
             AMONG: HOME DIRECTOR, INC, DL ACQUISITION, INC, DIGITAL
                      INTERIORS, INC., AND DONALD & WITMER

                                   BY  THE  COMPANY:

                                   DIGITAL  INTERIORS,  INC.,
                                   a  California  corporation


                                   By:________________________________________

                                   Printed  Name:_____________________________

                                   Title:_____________________________________


                                   STOCKHOLDERS'  AGENT

                                   ___________________________________________
                                   DONALD  B.  WITMER

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit  A     -     Certain  Definitions
Exhibit  B     -     Form  of  Voting  Agreement  and  Irrevocable  Proxy
Exhibit  C     -     Directors  and  Officers  of  Surviving  Corporation
Exhibit  D     -     Indebtedness  of  Company
Exhibit  E     -     Form  of  Escrow  Agreement
Exhibit  F     -     Form  of  Employment  Agreement
Exhibit  G     -     Form  of  Key  Stockholder  Release
Exhibit  H     -     Form  of  Agreement  to  Join  as  a Party to Stockholders'
                     Agreement
Exhibit  I     -     Pro  Rata  Allocation
Parent  Disclosure  Schedule
Company  Disclosure  Schedule

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